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                                                                   Exhibit 10.29

                              EMPLOYMENT AGREEMENT

     This Employment Agreement is made and entered into by and between Oak Technology Inc. (the "Company") and Young Sohn ("Sohn") as of February 22, 1999 (the "Effective Date").

     1. POSITION AND DUTIES. Sohn shall be employed by the Company as its President and Chief Executive Officer ("CEO") reporting to the Company's Board of Directors (the "Board"). Sohn's employment shall commence February 26, 1999 (the "Employment Date"). As its President and CEO, Sohn agrees to devote his full business time, energy and skill to his duties at the Company. These duties shall include all those duties customarily performed by the President and CEO.

     2. TERM OF EMPLOYMENT. Sohn's employment with the Company will be for no specified term, and may be terminated by Sohn or the Company at any time, with or without cause.

     3. COMPENSATION. Sohn shall be compensated by the Company for his services as follows:

          (a) BASE SALARY. As President and CEO, Sohn shall be paid a monthly Base Salary of $37,500 per month ($450,000 on an annualized basis), subject to applicable withholding, in accordance with the Company's normal payroll procedures.

          (b) BENEFITS. Sohn shall have the right, on the same basis as other members of senior management of the Company, to participate in and to receive benefits under any of the Company's employee benefit plans, as such plans may be modified from time to time. In addition, Sohn shall be entitled to the benefits afforded to other members of senior management under the Company's vacation, holiday and business expense reimbursement policies.

          (c) PERFORMANCE BONUS. Sohn shall have the opportunity to earn a Performance Bonus beginning with the Fiscal Year commencing July 1, 1999. This Performance Bonus shall be based upon the achievement of certain fiscal and performance-based objectives as agreed to by Sohn and the Board. The target amount for the Performance Bonus shall be 60% of base salary with a maximum bonus of 120% of base salary (less applicable withholding).

          (d) SPECIAL BONUS. Subject to the provisions of this Agreement, Sohn shall receive a Special Bonus in the amount of Two Million Dollars ($2,000,000) plus an inflation adjustment. The Special Bonus shall be paid in three installments of Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six Dollars and Sixty-Seven Cents ($666,666.67) plus the inflation adjustment, less applicable withholding, on the first three anniversaries ("Anniversary Date") of Sohn's Employment Date, provided Sohn is continuously employed from the Employment Date until such Anniversary Date. For purposes of this Paragraph 3(d), the inflation adjustment for each Special Bonus payment shall be an amount equal to $2,000,000 less the amount of the

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Special Bonus which has been paid prior to the Anniversary Date for which the inflation adjustment is being calculated multiplied by 4.62%.

          (e) LOAN. As of the Effective Date, the Company will loan Sohn Two Million Dollars ($2,000,000) (the "Loan") which shall bear interest at the minimum federal rate, and shall be payable in three annual installments of principal and interest on the anniversaries of Sohn's Employment Date. The Loan shall be subject to Sohn's execution of a Promissory Note in the form attached hereto as EXHIBIT A. Except as otherwise provided in this Agreement, the balance outstanding on the Loan shall be due and payable upon Sohn's termination of employment. In the event Sohn's employment is terminated by the Company for any reason within one year of his Employment Date, at Sohn's election, the Loan may be paid, in whole or in part, with shares of the Company's stock acquired upon exercise of the Option. Any stock used to repay the Loan shall be valued at the price paid by Sohn for such stock upon exercise of the Option.

     4. STOCK OPTION As of the Effective Date, Sohn shall be granted an option to purchase 2,000,000 shares of the Common Stock of the Company (the "Option"), with an exercise price equal to the fair market value of the Company's stock on the date of grant. Except as provided herein, the Option shall be subject to the terms of the Company's Executive Stock Option Plan and the option agreement provided pursuant to the plan. Subject to compliance with applicable securities law, the Option shall be exercisable in full on the date of grant, provided that any shares acquired upon exercise which have not vested (as described below) are subject to a right of repurchase (at original cost) in favor of the Company. The shares subject to the Option shall vest and become "Vested Shares" as follows:

          (a) Except as otherwise provided herein, for each full month of Sohn's continuous employment with the Company (or any parent or subsidiary of the Company) after his Employment Date, 1/48 of the shares subject to the Option shall become Vested Shares. In no event shall the number of Vested Shares exceed the total number of shares subject to the Option.

          (b) In the event that the Company's Common Stock has an average closing price of at least $20 per share (the "Trading Value") for a period of thirty (30) consecutive calendar days, 1/2 of the shares subject to the Option which are not Vested Shares as of such date (as determined without regard to this paragraph (b)) shall become Vested Shares. Subject to the Sohn's continued employment with the Company (or any parent or subsidiary of the Company), the remaining unvested shares shall become Vested Shares in equal monthly increments over the period commencing on the date of such acceleration and ending on the date four (4) years after the Employment Date.

          (c) In the event of a Change of Control (as defined below), all shares subject to the Option shall become Vested Shares as of the effective date of the Change of Control, subject to paragraph 8, below.

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          (d)   In the event that Sohn's employment with the Company (or any parent or subsidiary of the Company) is involuntarily terminated by the Company (or any parent or subsidiary of the Company) during Sohn's first year of employment, the number of Vested Shares shall be increased to the greater of (i) a total of 1/4 of the shares subject to the Option, or (ii) the number of Vested Shares calculated pursuant to the other provisions of this paragraph 4 plus 1/8 of the total number of shares subject to the Option. Such acceleration of vesting is effective as of the date of Sohn's termination of employment.

          (e) In the event that Sohn's employment with the Company (or any parent or subsidiary of the Company) is involuntarily terminated by the Company (or any parent or subsidiary of the Company) after Sohn's first year of employment other than For Cause, the number of Vested Shares shall be increased to such number of Vested Shares calculated pursuant to the other provisions of this paragraph 4 plus 1/8 of the total number of shares subject to the Option.

     5. BENEFITS UPON INVOLUNTARY TERMINATION OR RESIGNATION FOR GOOD REASON AFTER CHANGE OF CONTROL.

          (a) INVOLUNTARY TERMINATION OR RESIGNATION FOR GOOD REASON AFTER A CHANGE OF CONTROL. Within twelve (12) months after the occurrence of any Change of Control, if Sohn's employment is involuntarily terminated, or if Sohn resigns for Good Reason, Sohn shall be entitled to the following separation benefits:

                (i) continued payment of Sohn's salary at his Base Salary rate, less applicable withholding, for twelve (12) months following his termination; and

                (ii) 100% of Sohn's target Performance Bonus, less applicable withholding, payable in a lump sum within thirty (30) days following his termination;

                (iii) if Sohn elects continued medical insurance coverage in accordance with the applicable provisions of federal law (commonly referred to as "COBRA"), the Company shall pay Sohn's COBRA premium contributions for twelve (12) months. Notwithstanding the above, in the event Sohn becomes covered under another employer's group health plan during the period provided for herein, the Company shall cease payment of the COBRA premiums.

          (b)   DEFINITIONS.

                (i) CHANGE OF CONTROL: For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred in the event any of the following occurs with respect to the Company:

                      (A) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company where the stockholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange.

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                      (B)   a merger or consolidation in which the Company is
a party where the stockholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such merger or consolidation.

                      (C) the sale, exchange, or transfer of all or substantially all of the assets of the Company other than a sale, exchange, or transfer to one (1) or more subsidiaries of the Company.

                      (D)   a liquidation or dissolution of the Company.

                (ii) "GOOD REASON". For purposes of this Agreement, "Good Reason" means any of the following conditions, which condition(s) remain(s) in effect 30 days after written notice to the Board from Sohn of such condition(s).

                      (A) a decrease in Sohn's Base Salary and/or a material decrease in Sohn's Performance Bonus Plan or employee benefits; or

                      (B)   any change in Sohn's title, authority,
responsibilities or duties, so that any of them are not substantially equivalent to Sohn's title, authority, responsibilities or duties as determined immediately prior to the Change of Control.

          (c) In the event of Sohn's involuntary termination or Resignation for Good Reason within twelve (12) months after a Change Of Control, Sohn shall be entitled to the separation benefits provided in this Paragraph 5, and shall not be entitled to benefits under Paragraph 7, below.

     6. BENEFITS UPON VOLUNTARY TERMINATION. In the event of Sohn's voluntary termination from employment with the Company other than his resignation for Good Reason within twelve (12) months after a Change of Control as provided in paragraph 5, above, Sohn shall be entitled to no compensation or benefits from the Company other than those earned under paragraph 3 above through the date of his termination or in the case of any stock options, vested through the date of his termination.

     7. BENEFITS UPON OTHER TERMINATION. Sohn agrees that his employment may be terminated by the Company at any time, with or without cause. In the event of the termination of Sohn's employment by the Company for the reasons set forth below, he shall be entitled to the following:

          (a) TERMINATION FOR ANY REASON DURING THE FIRST YEAR OF EMPLOYMENT. If Sohn's employment is terminated by the Company for any reason prior to the first anniversary of the Employment Date, Sohn shall be entitled to the following separation benefits:

                (i) continued payment of Sohn's salary at his Base Salary rate, less applicable withholding, for twelve (12) months following his termination;

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                (ii)  50% of Sohn's target Performance Bonus, less applicable withholding payable in a lump sum within thirty (30) days following his termination;

                (iii) payment of the first installment of the Special Bonus, plus an inflation adjustment, less applicable withholding. The inflation adjustment shall be prorated for the number of days from the Employment Date until the termination date (or, if later, until the date such Special Bonus is paid) over 365 days; provided, however, that no payment of the first installment of the Special Bonus shall be made in the event that Sohn's termination results from death or Disability as that term is defined in paragraph 7(e), below.

                (iv) if Sohn elects continued medical insurance coverage in accordance with the applicable provisions of federal law (commonly referred to as "COBRA"), the Company shall pay Sohn's COBRA premium contributions for twelve (12) months. Notwithstanding the above, in the event Sohn becomes covered under another employer's group health plan during the period provided for herein, the Company shall cease payment of the COBRA premiums; and

                (v) Additional vesting of the Option as provided in Paragraph 4.

          (b) TERMINATION WITHOUT CAUSE AFTER THE FIRST YEAR OF EMPLOYMENT. If Sohn's employment is terminated by the Company for any reason other than For Cause after the first anniversary of the Employment Date, Sohn shall be entitled to the following separation benefits:

                (i) continued payment of Sohn's salary at his Base Salary rate, less applicable withholding, for six (6) months following his termination;

                (ii) 50% of Sohn's target Performance Bonus, less applicable withholding payable in a lump sum within thirty (30) days following his termination;

                (iii) if Sohn elects continued medical insurance coverage in accordance with the applicable provisions of federal law (commonly referred to as "COBRA"), the Company shall pay Sohn's COBRA premium contributions for twelve (12) months. Notwithstanding the above, in the event Sohn becomes covered under another employer's group health plan during the period provided for herein, the Company shall cease payment of the COBRA premiums; and

                (iv) additional vesting of the Option as provided in Paragraph 4.

          (c) TERMINATION FOR CAUSE AFTER FIRST YEAR OF EMPLOYMENT. If Sohn's employment is terminated after the first anniversary of the Employment Date For Cause as defined below, Sohn shall be entitled to no compensation or benefits from the Company other than those earned under paragraph 3, or in the case of any stock options, vested through the date of his termination.

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          (d)   DEFINITION OF FOR CAUSE.

                (i) For purposes of this Agreement, a termination "For Cause" occurs if Sohn is terminated for any of the following reasons:

                      (A)   commission of any crime involving moral turpitude;

                      (B) repeated insobriety or substance abuse at the workplace;

                      (C)   theft of material Company assets;

                      (D) Sohn's causing the Company to be convicted of a crime or to incur criminal penalties; or

                      (E) Sohn's refusal to perform duties reasonably given to him by the Board of Directors which duties are within the scope of the normal duties of a CEO, which refusal continues after receiving notice thereof and a reasonable opportunity to cure.

          (e) TERMINATION DUE TO DEATH OR DISABILITY. For purposes of this Agreement, Sohn's termination due to death or Disability shall be considered his involuntary termination other than for Cause on the date of his death or Disability and benefits shall be paid to Sohn or his estate accordingly. In addition, notwithstanding anything to the contrary in the Promissory Note, the full amount of the principal and interest outstanding on the Promissory Note at the time of death or Disability shall be forgiven and the Promissory Note shall be canceled. For purposes of this Agreement, Disability means the permanent incapacity of Sohn by reason of physical or mental illness, injury or condition, to perform his usual duties for the Company

     8. 280G LIMITATIONS. To the extent that any of the payments and benefits provided for in this Agreement, including, without limitation, acceleration of option vesting under Paragraph 4, or otherwise payable to Sohn constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and, but for this Paragraph 8, would be subject to the excise tax imposed by Section 4999 of the Code or any similar or successor provision, the aggregate amount of such payments and benefits shall be reduced, but only to the extent necessary so that none of such payments are subject to excise tax pursuant to Section 4999 of the Code (the "Excise Tax"). In the event that any such reduction shall be required, Sohn shall determine, in his sole discretion, which benefits (option acceleration or cash payments) shall be reduced to avoid the Excise Tax.

     9. TAX WITHHOLDING. All payments under this Agreement shall be subject to withholding for all applicable state and federal income and employment taxes. At the time the Promissory Note is canceled or any payment thereunder is forgiven, in whole or in part, or at any time thereafter as requested by the Company, Sohn hereby authorizes withholding from payroll and any other amounts payable to him, and otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, which may arise in connection with such forgiveness or cancellation. Sohn

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acknowledges that, notwithstanding any other provision of this Agreement, no obligations under the Promissory Note shall be forgiven or canceled unless the tax withholding obligations of the Company are satisfied.

     10. BONUS OFFSET. Notwithstanding any other provision herein to the contrary, the Company may offset any payments of the Special Bonus which may be due under this Agreement, net of applicable withholding, against any payments owed by Sohn pursuant to the Promissory Note and Sohn, by his execution of this Agreement, expressly consents to such offset.

     11. CONFIDENTIALITY AGREEMENT. Sohn agrees to abide by the terms and conditions of the Company's standard Confidentiality Agreement as executed by Sohn and attached hereto as EXHIBIT B.

     12. DISPUTE RESOLUTION. In the event of any dispute or claim relating to or arising out of this Agreement (including, but not limited to, any claims of breach of contract, wrongful termination or age, sex, race or other discrimination), Sohn and the Company agree that all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in San Jose, California in accordance with its National Employment Dispute Resolution rules, as those rules are currently in effect (and not as they may be modified in the future). Sohn acknowledges that by accepting this arbitration provision he is waiving any right to a jury trial in the event of such dispute. Provided, however, that this arbitration provision shall not apply to any disputes or claims relating to or arising out of the misuse or misappropriation of trade secrets or proprietary information.

     13. NON-SOLICITATION. Sohn agrees that for a period of one year after the date of the termination of his employment for any reason, he shall not, either directly or indirectly, solicit the services, or attempt to solicit the services, of any employee of the Company to any other person or entity.

     14. INTERPRETATION. Sohn and the Company agree that this Agreement shall be interpreted in accordance with and governed by the laws of the State of California.

     15. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. In view of the personal nature of the services to be performed under this Agreement by Sohn, he shall not have the right to assign or transfer any of his rights, obligations or benefits under this Agreement, except as otherwise noted herein.

     16. ENTIRE AGREEMENT. This Agreement constitutes the entire employment agreement between Sohn and the Company regarding the terms and conditions of his employment, with the exception of (i) the Promissory Note described in Paragraph 3(d) and attached hereto as Exhibit A; (ii) the agreement described in Paragraph 11 and attached hereto as Exhibit B; and (iii) any stock option agreements between Sohn and the Company. This Agreement (including the documents described in (i), (ii) and (iii) herein) supersedes all prior negotiations, representations

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or agreements between Sohn and the Company, whether written or oral, concerning Sohn's employment by the Company.

     17. VALIDITY. If any one or more of the provisions (or any part thereof) of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

     18. MODIFICATION. This Agreement may only be modified or amended by a supplemental written agreement signed by Sohn and the Company.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.

                                      OAK TECHNOLOGY, INC.


Date:                                 By:
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                                      Its:
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Date:
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                                      Young Sohn



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